SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 27, 2003

Commission File Number 33-82034

INDIANTOWN COGENERATION, L.P.

(Exact name of co-registrant as specified in its charter)

Delaware	52-1722490

(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

INDIANTOWN COGENERATION FUNDING CORPORATION

(Exact name of co-registrant as specified in its charter)

Delaware	52-1889595

(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

7600 Wisconsin Avenue

Bethesda, Maryland 20814-6161

(Registrants’ address of principal executive offices)

(301)-718-6800

(Registrants’ telephone number, including area code)

Item 5. Other Events

Indiantown Cogeneration, L.P. replaces credit agreements

     On October 10, 2003, Indiantown Cogeneration, L.P. (the “Partnership”) closed a transaction with Credit Lyonnais New York Branch (“CL”), as agent and arranger, to replace certain letters of credit and revolving facilities up to $52,925,906 required pursuant to certain of the Partnership’s contracts. The facilities include a Debt Service Letter of Credit up to $29,925,906, which has a term of seven years; Performance Letters of Credit up to $15,000,000, which have a term of five years; and a Working Capital Revolving Facility up to $8,000,000, which has a term of three years and is presently capped at $3,000,000. The Partnership satisfied the applicable conditions precedent set forth in the financing documents relating to this transaction.

     Under the Performance Letters of Credit, the Energy Services Agreement Letter of Credit for $10,000,000 was issued in favor of Louis Dreyfus Citrus, Inc. (“LDC”).

     Letters of credit previously drawn by LDC on November 14, 2002 and by FPL on December 16, 2002 for $10.0 million and $1.7 million, respectively, and which converted to term loans, were paid in full at closing. Subordinated fees and interest under the Management Services Agreement and the Operation and Maintenance Agreement totaling $1,161,573 and $2,329,837, respectively, were also paid at closing.

     The Debt Service Letter of Credit, which was issued for the full $29,925,906, replaces one that was due to expire on November 22, 2005. Pursuant to the terms of the Disbursement Agreement, available cash flows were required to be deposited on a monthly basis beginning on May 22, 2002 into the Debt Service Reserve Account or the Tax Exempt Debt Service Reserve Account, as the case may be, until the required Debt Service Reserve Account Maximum Balance was achieved. Deposits previously made by the Partnership into the Debt Service Reserve Account totaling $12,000,000 as of September 30, 2003 were returned to the Revenue Account as a result of the replacement Debt Service Reserve Letter of Credit and were used for the payment of the subordinated fees and interest and the repayment of the letter of credit term loans.

     The Partnership owns and operates a 330 net mega-watt coal-fired cogeneration facility in southwestern Martin County, Florida. Output from the facility is sold to Florida Power & Light Company under a long-term power purchase agreement.

Item 7. Exhibits

Exhibit
No.	Description

4	First Amendment, dated as of October 10, 2003, to the Assignment and Security Agreement, dated as of November 1, 1994.

10.1	Amended and Restated Disbursement Agreement, dated as of October 10, 2003, among Indiantown Cogeneration, L.P., Indiantown Cogeneration Funding Corporation, The Bank of New York, as Tax-Exempt Trustee, The Bank of New York, as Trustee, Credit Lyonnais New York Branch, as agent bank under the Reimbursement Agreement, the Working Capital Facility and the Debt Service Reserve Letter of Credit Reimbursement Agreement, Deutsche Bank Trust Company Americas, as Collateral Agent, Martin County Industrial Development Authority, and The Bank of New York, as Disbursement Agent.

10.2	Debt Service Reserve Letter of Credit and Reimbursement Agreement, among Indiantown Cogeneration, L.P., as Borrower, and the Several Banks and Other Financial Institutions and Entities Parties Hereto from Time to Time, BNP Paribas, as Initial Bank, and Credit Lyonnais New York Branch, as Agent, dated as of October 10, 2003.

10.3	Letter of Credit and Reimbursement Agreement among Indiantown Cogeneration, L.P., as Borrower, BNP Paribas, as Initial Bank, the Several Banks and Other Financial Institutions and Entities Parties Hereto from Time to Time, and Credit Lyonnais New York Branch, as Agent, dated as of October 10, 2003.

10.4	Revolving Credit Agreement among Indiantown Cogeneration, L.P., as Borrower, the Several Banks and Other Financial Institutions and Entities Parties Hereto from Time to Time, and Credit Lyonnais New York Branch, as Agent, dated as of October 10, 2003.

10.5	First Amendment, dated as of October 10, 2003, to the Amended and Restated Authority Loan Agreement, dated as of November 1, 1994.

10.6	First Amendment, dated as of October 10, 2003, to the Collateral Agency and Intercreditor Agreement, dated as of November 1, 1994.

10.7	First Supplemental Indenture, dated as of October 10, 2003, to the Amended and Restated Indenture of Trust, dated as of November 1, 1994.

10.8	Third Supplemental Indenture, dated as of October 10, 2003, to the Trust Indenture, dated as of November 1, 1994.

SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Indiantown Cogeneration, L.P. (Co-Registrant)

Date: October 27, 2003	/s/ P. CHRISMAN IRIBE

P. Chrisman Iribe
President

Indiantown Cogeneration Funding Corporation (Co-Registrant)

Date: October 27, 2003	/s/ P. CHRISMAN IRIBE

P. Chrisman Iribe
President